Exhibit 99.1

Contact:	Todd Flowers
Investor Relations (502) 596-6569

KINDRED HEALTHCARE REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Consolidated Revenues of $1.5 Billion, GAAP Loss from Continuing Operations of $135 Million(1), GAAP Diluted Loss Per Share from Continuing Operations of $1.65(1), and EBITDA Loss of $193 Million(2) in the Fourth Quarter

Core EBITDA of $119 Million(3) and Core Diluted Earnings Per Share from Continuing Operations of $0.20(3) in the Fourth Quarter

GAAP and Core Results in the Fourth Quarter include Negative Pretax Earnings Impact of $2 Million and Diluted EPS Impact of $0.02 from LTAC Hospital Closures

Consolidated Revenues of $6.0 Billion, GAAP Loss from Continuing Operations of $247 Million, GAAP Diluted Loss Per Share from Continuing Operations of $3.31, and EBITDA Loss of $62 Million(3) for the Year

Core EBITDA of $444 Million(3) and Core Diluted Earnings Per Share from Continuing Operations of $0.34(3) for the Year

GAAP and Core Results for the Year Include Negative Pretax Earnings Impact of $16 Million from Hurricanes and $6 Million from LTAC Hospital Closures and Diluted EPS Impact of $0.11 from Hurricanes and $0.04 from LTAC Hospital Closures

GAAP Operating Cash Flows of $67 Million in the Fourth Quarter

Core Operating Cash Flows of $87 Million(3) in the Fourth Quarter

GAAP Operating Cash Flows of $76 Million for the Year; Core Operating Cash Flows of $137 Million(3) for the Year

Core Free Cash Flows of $50 Million(3) in the Fourth Quarter; Core Free Cash Flows of $6 Million(3) for the Year

Company Reaffirms 2018 Outlook and Does Not Intend to Provide Future Guidance Updates Due to Pending Merger

LOUISVILLE, Ky. (February 28, 2018) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and full year ended December 31, 2017. The Company also today will file its Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”).

On December 19, 2017, the Company announced that its Board of Directors approved a definitive agreement under which it will be acquired by a consortium of three companies: TPG Capital (“TPG”), Welsh, Carson, Anderson & Stowe (“WCAS”) and Humana Inc. (“Humana”) (NYSE:HUM) (together, the “Consortium”) for approximately $4.1 billion in cash including the assumption or repayment of net debt (the “Merger”). Immediately following the Merger, the home health, hospice and community care businesses will be separated from the Company and operated as a standalone company owned 40 percent by Humana, with the remaining 60 percent owned by TPG and WCAS. The Company’s long-term acute care (“LTAC”) hospitals, inpatient rehabilitation facilities (“IRFs”) and contract rehabilitation services businesses will be operated as a separate specialty hospital company owned by TPG and WCAS.

Benjamin A. Breier, President and Chief Executive Officer of Kindred, commented, “Our fourth quarter results reflect continued execution of the Company’s strategy. We are pleased to be moving forward with the Consortium and look forward to completing the Merger to deliver immediate and certain value to Kindred stockholders at a substantial premium and eliminate the significant risks associated with continuing to operate as a standalone public company or pursuing other strategic alternatives. We are confident that the Merger will enhance innovation at both the home care and specialty hospital companies, further Kindred’s culture of a patient-first approach to care and create new opportunities for Kindred employees.”

(1)	Results reflect after-tax costs of $163.7 million or $1.86 per diluted share related to impairment charges, insurance restructuring costs, other restructuring charges, litigation contingency expense, net change in deferred tax asset valuation allowance and an adjustment to reduce deferred tax liabilities based upon certain changes enacted by the Tax Cuts and Jobs Act of 2017 (“the Tax Reform Act”).
(2)	Results reflect pretax costs of $312.0 million related to impairment charges, insurance restructuring costs, other restructuring charges and litigation contingency expense. As used herein, “EBITDA” means earnings before interest, income taxes, depreciation and amortization. See reconciliation of generally accepted accounting principles (“GAAP”) results to non-GAAP results beginning on page 14.
(3)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

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680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

The agreement is subject to certain conditions to closing, including, without limitation, the approval of the agreement by the stockholders of Kindred, the receipt of certain licensure and regulatory approvals, and other customary closing conditions. The waiting period for the Merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, expired on February 20, 2018. The Merger is expected to close during the summer of 2018.

All financial and statistical information included in this earnings release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated. As previously disclosed, while the operating results, direct overhead and losses associated with the skilled nursing facility business divestiture, and elimination of intercompany profits for certain applicable RehabCare contracts, are classified as discontinued operations, they do not include any allocations of indirect overhead related to the skilled nursing facility business. In the fourth quarter of 2017, the Company reclassified historical intercompany profits from certain RehabCare contracts that were retained with new operators of divested skilled nursing facilities from discontinued operations to continuing operations for all periods presented. The impact of the retained RehabCare contracts on fourth quarter 2017 revenues, loss from continuing operations before income taxes, EBITDA and Core EBITDA was immaterial.

Fourth Quarter Consolidated Results(1):

•	Consolidated revenues were $1.5 billion, a 2.3% year-over-year decrease, primarily attributable to the impact of the closure of seven LTAC hospitals and termination of over 100 RehabCare sites of service during 2017. GAAP loss from continuing operations was $135.4 million compared to a loss of $1.9 million in the same period a year ago. EBITDA decreased to a loss of $192.8 million compared to $88.7 million of income in the prior year. The increase in the loss from continuing operations and the adverse change in EBITDA was primarily due to a $241.3 million increase in impairment charges and a $41.4 million increase in restructuring charges. Core EBITDA increased to $119.2 million compared to $108.2 million in the same period of 2016, primarily due to growth in home health and IRF volumes, growth in home health and hospice revenue rates, and lower professional liability and workers compensation costs.

•	GAAP operating cash flows were $67.2 million compared to $147.0 million for the same period a year ago. Core operating cash flows were $86.5 million compared to $142.5 million for the same period a year ago. Core free cash flows were $49.7 million compared to $104.4 million in the same period a year ago. GAAP operating cash flows declined compared to the prior year period due to severance, retention and transaction costs associated with the skilled nursing facility business divestiture and other restructuring activities, and an increase in net working capital. Core operating cash flows and core free cash flows declined compared to the prior year period due to increases in net working capital.

•	GAAP diluted loss per share from continuing operations was $1.65 as compared to $0.12 a year ago. The increase in the GAAP diluted loss per share was primarily due to the increase in impairment charges and restructuring charges. Core diluted earnings per share (“EPS”) from continuing operations increased to $0.20, as compared to core diluted EPS of $0.07 for the same period last year, primarily due to growth in home health and IRF volumes, growth in home health and hospice revenue rates, and lower professional liability and workers compensation costs.

•	The Company recorded a $236.3 million non-cash goodwill impairment charge in the fourth quarter to reflect an adjustment to the carrying value of its Hospital division reporting unit in connection with its annual goodwill impairment test as of October 1, 2017. The Company also recorded non-cash impairment charges of $3.2 million for an intangible asset and $1.9 million for property and equipment, both related to the Hospital division, and a $3.5 million non-cash intangible asset impairment charge in the Kindred at Home division (“KAH”).

Full Year Consolidated Results(1):

•	Consolidated revenues were $6.0 billion, a 4.1% year-over-year decrease, primarily attributable to the impact of the transition to LTAC patient criteria, the sale or closure of 22 LTAC hospitals since the third quarter of 2016 and termination of over 100 RehabCare sites of service during 2017. GAAP loss from continuing operations was $247.2 million compared to a loss of $597.7 million in the same period a year ago. The decrease in the loss was primarily due to a $280.3 million decrease in the deferred tax asset valuation allowance provision as well as a $130.5 million tax benefit from the reduction of deferred tax liabilities for certain changes enacted by the Tax Reform Act. EBITDA declined to a loss of $61.6 million compared to income of $79.9 million in the prior year, primarily due

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

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Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

Full Year Consolidated Results(1) (Continued):

to an increase in impairment charges, the impact of LTAC patient criteria, the sale or closure of LTAC hospitals noted above and operating losses associated with the one-time impact of Hurricanes Irma and Harvey (the “Hurricanes”) of $15.8 million in the third quarter of 2017, partially offset by lower professional liability and workers compensation costs. Core EBITDA declined to $443.5 million compared to $508.4 million in the same period of 2016, primarily due to LTAC patient criteria, the sale or closure of LTAC hospitals and the Hurricane losses, partially offset by lower professional liability and workers compensation costs.

•	GAAP diluted loss per share from continuing operations was $3.31 as compared to $7.29 a year ago. The decrease in the GAAP diluted loss per share was primarily due to a decrease in the deferred tax asset valuation allowance provision as well as a tax benefit from the reduction of deferred tax liabilities for certain changes enacted by the Tax Reform Act. Core diluted EPS from continuing operations declined to $0.34, as compared to core diluted EPS of $0.73 for the same period last year, primarily due to LTAC patient criteria and the Hurricane losses in the third quarter of 2017, partially offset by lower professional liability and workers compensation costs.

•	GAAP operating cash flows were $75.7 million compared to $188.2 million for the same period a year ago. Core operating cash flows were $136.9 million compared to $299.3 million for the same period a year ago. Core free cash flows were $5.9 million compared to $157.2 million in the same period a year ago. GAAP and core operating cash flows and core free cash flows declined compared to the prior year period due to LTAC patient criteria and increases in net working capital.

Fourth Quarter Segment Results(1)(2)(3):

KAH recorded fourth quarter revenues that increased 3.0% to $649.0 million from $630.2 million in the prior year period. On a same-store basis, home health admissions increased 1.6%, but same-store hospice admissions decreased 2.0% over the prior year period. Home health revenue per episode increased 2.6% and hospice revenues per patient day increased 2.7%. GAAP segment adjusted operating income and core segment adjusted operating income for the fourth quarter of 2017 both increased to $103.6 million, an increase of 14.7% and 16.6%, respectively, as compared to the prior year period. The improvements are a result of increased home health volumes, home health and hospice revenue rates, and improved operating efficiencies compared to the prior year. Home health direct labor costs per visit declined 2.6% and hospice direct labor costs per patient day declined 2.1% in the fourth quarter of 2017 both as compared to the fourth quarter of 2016.

Kindred’s Hospital division fourth quarter revenues declined 7.3% to $505.8 million from $545.9 million in the prior year period, primarily due to the elimination of approximately $20 million of revenue related to the closure of seven LTAC hospitals during 2017 and an 8.2% decline in same-hospital admissions compared to last year. For the fourth quarter of 2017, approximately 92% of same-hospital revenue came from LTAC compliant patients, which include all patients except Medicare site neutral patients, an increase from approximately 89% in both the third quarter of 2017 and the prior year period. Same-hospital managed care and commercial volumes increased 6.0% in the fourth quarter of 2017 compared to the prior year period. GAAP segment adjusted operating income and core segment adjusted operating income both declined to $91.0 million, a decrease of 2.9% and 2.3%, respectively, as compared to a year ago. The declines were primarily due to the closure of seven LTAC hospitals, which contributed $1.0 million in both GAAP and core segment operating income during 2017 compared to $2.3 million in 2016, and declines in same-hospital admissions.

Kindred Rehabilitation Services division fourth quarter revenues declined 4.1% to $346.6 million as compared to $361.4 million in the prior year period, primarily due to operating fewer sites of service in RehabCare resulting from the sale of the Company’s affiliated skilled nursing facility business and termination of unprofitable contracts. GAAP segment adjusted operating income and core segment adjusted operating income both decreased to $52.4 million, or by 2.7% as compared to the prior year period, primarily due to the reduction in RehabCare sites of service and lower affiliated LTAC volumes and sites of service within the Kindred Hospital Rehabilitation Services (“KHRS”) contract services business. The KHRS segment achieved revenue growth of 1.4% to $173.7 million from $171.3 million a year ago. This growth is primarily due to IRF revenues increasing 7.5% to $97.8 million as compared to $91.0 million in the prior year as a result of IRF development and a 2.9%

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.
(2)	See same-hospital and full segment data on pages 9 through 13.
(3)	For each of the Company’s segments, Segment adjusted operating income (loss) is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280 – Segment Reporting.” The Company defines Segment adjusted operating income (loss) as earnings before interest, income taxes, depreciation, amortization and total rent for each of the Company’s operating segments, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

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Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

Fourth Quarter Segment Results(1)(2)(Continued):

increase in same-hospital discharges. KHRS GAAP segment adjusted operating income and core segment adjusted operating income both declined to $49.0 million or by 1.3%, as compared to the same period a year ago, primarily as a result of lower affiliated LTAC volumes and sites of service. The IRFs contributed $33.2 million to KHRS GAAP segment adjusted operating income, a 19.7% increase over the prior year. RehabCare revenues declined 9.1% to $172.9 million from $190.1 million for the fourth quarter of 2016, primarily due to operating fewer sites of service. RehabCare GAAP segment adjusted operating income and core segment adjusted operating income both decreased to $3.4 million or 18.5%, as compared to the prior year period, primarily due to operating fewer sites of service.

Discontinued Operations

During the fourth quarter of 2017, the Company recorded $33.1 million of pretax charges related to the continued divestiture of its skilled nursing facility business, including $14.4 million of transaction, severance and retention costs, $13.2 million related to asset write downs, a $5.0 million lease guarantee provision and $0.5 million of lease termination costs.

2018 Outlook and Other Commentary(3)

All forward-looking non-GAAP financial measures used to provide the “2018 Outlook” are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to assess the probable significance of the unavailable information.

For the 2018 Outlook, Kindred anticipates:

•	Annual revenues of $6.0 billion, with a range of $5.9 billion to $6.1 billion;

•	Core EBITDA of $515 million, with a range of $500 million to $530 million; and

•	Core diluted EPS from continuing operations of $0.75, with a range of $0.65 to $0.85.

These estimates are identical to the 2018 Outlook provided in the Company’s third quarter earnings release dated November 6, 2017, with the exception of the annual revenues estimate, which was adjusted primarily to reflect LTAC hospital closures, a reduction in RehabCare sites of service and certain adjustments related to the adoption of a new revenue recognition accounting standard on January 1, 2018.

The Company noted that its 2018 Outlook incorporates the estimated near-term impact of the federal budget passed on February 8, 2018. The Company further noted that the estimated future reimbursement impact on the Company’s LTAC, home health and rehabilitation businesses from the 2018 federal budget is consistent with the Company’s longer term expectations.

The Company reaffirmed its previously disclosed 2018 midpoint estimate of approximately $175 of core free cash flows from continuing operations and net operating loss (“NOLs”) utilization, comprising approximately $120 million of core free cash flows from continuing operations and an anticipated cash benefit of approximately $55 million from federal and state tax NOLs. In addition, the Company expects negative free cash flows from discontinued operations, at the midpoint, of approximately $80 million in 2018. Combining continuing and discontinuing operations, on a consolidated basis the Company anticipates 2018 core free cash flow from operations at the midpoint of approximately $95 million, which includes the $55 million of anticipated cash NOL benefits noted above. The Company expects to use approximately $20 million of these cash flows to fund its previously announced IRF development projects, some of which will contribute to 2018 results.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.
(2)	For each of the Company’s segments, Segment adjusted operating income (loss) is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280 – Segment Reporting.” The Company defines Segment adjusted operating income (loss) as earnings before interest, income taxes, depreciation, amortization and total rent for each of the Company’s operating segments, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.
(3)	See Forward-Looking Statements beginning on page 14.

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Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

2018 Outlook and Other Commentary(1) (Continued):

The Company indicated that its actuarially estimated aggregate insurance settlement cash outflows from discontinued operations for all future periods as of December 31, 2017 approximates $100 million, which comprises approximately $30 million of cash outflows in 2018 and $70 million of cash outflows for periods after 2018. The Company estimated $80 million at the midpoint of expected negative free cash flows from discontinued operations described above includes the estimated $30 million related to insurance settlements, with the remaining estimated $50 million related to the Company’s completion of its skilled nursing facility business divestiture.

The Company does not expect the Tax Reform Act to have a material impact on its book income tax provision for 2018, as the reduction in the federal statutory rate from 35% to 21% will be effectively offset for Kindred by the new limitation on interest expense deductibility and other changes.

The Company updated its preliminary midpoint estimate of available gross federal NOLs to roughly $775 million at December 31, 2017, up from a midpoint estimate of available gross federal NOLs of $575 million included in the Company’s earnings release on November 6, 2017(2).

The Company noted that while the estimated gross federal NOLs have increased, the net cash value of the Company’s federal NOLs has decreased by approximately $40 million. Using the new 21% federal statutory rate, the Company’s current gross federal NOLs are estimated to offset approximately $160 million of 2018 and future federal cash tax liabilities, down from approximately $200 million of expected cash value for the Company’s federal NOL estimate at November 6, 2017 using the 35% federal statutory rate prior to the Tax Reform Act. The Company expects the Tax Reform Act will result in the accelerated utilization of its NOLs, particularly given the new limitations on the tax deductibility of interest expense.

Due to the pending Merger, Kindred does not intend to provide future guidance updates.

Cancellation of Conference Calls

In light of the Merger, the Company has discontinued its practice of holding quarterly earnings conference calls.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 14 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-105 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.0 billion. At December 31, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 85,300 employees providing healthcare services in 2,471 locations in 45 states, including 75 LTAC hospitals, 19 inpatient rehabilitation hospitals, 13 sub-acute units, 608 Kindred at Home home health, hospice and non-medical home care sites of service, 99 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,657 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for nine years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	See Forward-Looking Statements beginning on page 14.
(2)	The increase in gross NOLs is primarily due to certain fourth quarter 2017 changes in book-to-tax temporary differences, finalization of the Company’s 2017 taxable loss, the Company’s previously disclosed insurance program restructuring and additional clarity on the tax attributes of the Company’s skilled nursing facility business divestiture.

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Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues	$1,480,982	$1,515,086	$6,034,123	$6,292,529

Salaries, wages and benefits	814,811	846,232	3,318,885	3,392,263
Supplies	72,694	79,386	303,923	343,065
Building rent	63,577	64,350	257,516	264,306
Equipment rent	8,571	8,649	34,856	39,929
Other operating expenses	143,830	156,005	640,764	656,792
General and administrative expenses	269,271	258,703	1,069,764	1,107,648
Other income	(565)	(2,387)	(3,460)	(5,066)
Litigation contingency expense	3,435	—	7,435	2,840
Impairment charges	244,876	3,534	381,179	314,729
Restructuring charges	53,305	11,913	84,861	96,126
Depreciation and amortization	24,526	32,072	104,805	131,819
Interest expense	60,136	59,214	241,411	234,612
Investment income	(57)	(589)	(3,499)	(3,108)

	1,758,410	1,517,082	6,438,440	6,575,955

Loss from continuing operations before income taxes	(277,428)	(1,996)	(404,317)	(283,426)
Provision (benefit) for income taxes	(142,009)	(116)	(157,116)	314,262

Loss from continuing operations	(135,419)	(1,880)	(247,201)	(597,688)
Discontinued operations, net of income taxes:
Income (loss) from operations	(12,683)	6,655	(16,854)	(6,192)
Loss on divestiture of operations	(29,392)	(6,923)	(379,260)	(6,744)

Loss from discontinued operations	(42,075)	(268)	(396,114)	(12,936)

Net loss	(177,494)	(2,148)	(643,315)	(610,624)
Earnings attributable to noncontrolling interests:
Continuing operations	(9,942)	(8,575)	(42,176)	(34,847)
Discontinued operations	(264)	(4,684)	(12,861)	(18,759)

	(10,206)	(13,259)	(55,037)	(53,606)

Loss attributable to Kindred	$(187,700)	$(15,407)	$(698,352)	$(664,230)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(145,361)	$(10,455)	$(289,377)	$(632,535)
Loss from discontinued operations	(42,339)	(4,952)	(408,975)	(31,695)

Net loss	$(187,700)	$(15,407)	$(698,352)	$(664,230)

Loss per common share:
Basic:
Loss from continuing operations	$(1.65)	$(0.12)	$(3.31)	$(7.29)
Discontinued operations:
Loss from operations	(0.15)	0.02	(0.34)	(0.28)
Loss on divestiture of operations	(0.33)	(0.08)	(4.33)	(0.08)

Loss from discontinued operations	(0.48)	(0.06)	(4.67)	(0.36)

Net loss	$(2.13)	$(0.18)	$(7.98)	$(7.65)

Diluted:
Loss from continuing operations	$(1.65)	$(0.12)	$(3.31)	$(7.29)
Discontinued operations:
Loss from operations	(0.15)	0.02	(0.34)	(0.28)
Loss on divestiture of operations	(0.33)	(0.08)	(4.33)	(0.08)

Loss from discontinued operations	(0.48)	(0.06)	(4.67)	(0.36)

Net loss	$(2.13)	$(0.18)	$(7.98)	$(7.65)

Shares used in computing loss per common share:
Basic	87,902	86,904	87,525	86,800
Diluted	87,902	86,904	87,525	86,800
Cash dividends declared and paid per common share	$—	$0.12	$0.12	$0.48

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$160,254	$137,061
Insurance subsidiary investments	22,546	108,966
Accounts receivable less allowance for loss	1,122,532	1,172,078
Inventories	21,716	22,438
Income taxes	4,546	10,067
Assets held for sale	17,335	289,450
Other	60,610	63,693

	1,409,539	1,803,753
Property and equipment	1,682,965	1,531,598
Accumulated depreciation	(946,986)	(912,978)

	735,979	618,620
Goodwill	2,188,566	2,427,074
Intangible assets less accumulated amortization	604,338	770,108
Insurance subsidiary investments	28,988	204,929
Other	265,307	288,240

Total assets	$5,232,717	$6,112,724

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$191,827	$203,925
Salaries, wages and other compensation	352,179	397,486
Due to third party payors	35,321	41,320
Professional liability risks	60,767	65,284
Accrued lease termination fees	7,610	5,224
Other accrued liabilities	263,977	264,512
Long-term debt due within one year	14,638	27,977

	926,319	1,005,728
Long-term debt	3,146,972	3,215,062
Professional liability risks	276,829	295,311
Deferred tax liabilities	36,881	201,808
Deferred credits and other liabilities	497,954	353,294
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 91,454 shares - December 31, 2017 and 85,166 shares - December 31, 2016	22,864	21,291
Capital in excess of par value	1,713,179	1,710,231
Accumulated other comprehensive income	6,179	1,573
Accumulated deficit	(1,618,896)	(920,544)

	123,326	812,551
Noncontrolling interests	224,436	228,970

Total equity	347,762	1,041,521

Total liabilities and equity	$5,232,717	$6,112,724

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(177,494)	$(2,148)	$(643,315)	$(610,624)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	23,480	32,660	102,481	135,966
Amortization of intangible assets	2,728	5,422	14,637	23,673
Amortization of stock-based compensation costs	3,933	3,367	17,249	16,425
Amortization of deferred financing costs	4,342	4,005	17,189	15,267
Payment of capitalized lender fees related to debt amendments	—	—	(5,403)	(7,375)
Provision for doubtful accounts	10,773	9,849	68,284	40,804
Deferred income taxes	(145,086)	1,868	(164,694)	310,338
Impairment charges	244,876	4,351	382,447	342,559
Loss on divestiture of discontinued operations	29,392	6,923	379,260	6,744
Other	1,823	5,152	17,935	12,414
Change in operating assets and liabilities:
Accounts receivable	82,303	84,922	(20,896)	(59,031)
Inventories and other assets	32,371	(20,704)	22,854	(24,226)
Accounts payable	13,946	1,764	(12,267)	26,215
Income taxes	3,524	1,882	10,242	4,350
Due to third party payors	(13,470)	(16,625)	(5,999)	3,692
Other accrued liabilities	(50,258)	24,313	(104,309)	(48,955)

Net cash provided by operating activities	67,183	147,001	75,695	188,236

Cash flows from investing activities:
Routine capital expenditures	(24,006)	(27,349)	(69,806)	(96,052)
Development capital expenditures	(8,184)	(7,713)	(25,895)	(34,825)
Acquisitions, net of cash acquired	(3,000)	(1,800)	(9,650)	(78,840)
Acquisition deposits	—	—	—	18,489
Sale of assets	(77,049)	21,025	(71,555)	25,987
Purchase of insurance subsidiary investments	(5,006)	(22,318)	(113,661)	(97,740)
Sale of insurance subsidiary investments	125,753	17,010	243,616	95,488
Net change in insurance subsidiary cash and cash equivalents	110,146	(7,602)	133,618	877
Net change in other investments	19,793	577	24,637	(32,770)
Other	42	1,022	7	(255)

Net cash provided by (used in) investing activities	138,489	(27,148)	111,311	(199,641)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	155,400	376,100	1,369,700	1,643,300
Repayment of borrowings under revolving credit	(311,600)	(473,600)	(1,432,200)	(1,689,400)
Proceeds from issuance of term loan, net of discount	—	—	—	198,100
Proceeds from other long-term debt	—	—	—	750
Repayment of term loan	(3,509)	(3,508)	(14,034)	(13,527)
Repayment of other long-term debt	(205)	(278)	(1,045)	(1,104)
Payment of deferred financing costs	(114)	(180)	(413)	(522)
Issuance of common stock in connection with employee benefit plans	—	—	32	—
Payment of dividend for mandatory redeemable preferred stock	(3,177)	(2,956)	(12,372)	(11,514)
Dividends paid	—	(10,221)	(10,228)	(40,738)
Contributions made by noncontrolling interests	392	3,253	505	14,514
Distributions to noncontrolling interests	(12,854)	(10,745)	(61,226)	(45,985)
Purchase of noncontrolling interests	—	—	—	(1,000)
Payroll tax payments for equity awards issuance	(115)	(87)	(2,532)	(3,166)

Net cash provided by (used in) financing activities	(175,782)	(122,222)	(163,813)	49,708

Change in cash and cash equivalents	29,890	(2,369)	23,193	38,303
Cash and cash equivalents at beginning of period	130,364	139,430	137,061	98,758

Cash and cash equivalents at end of period	$160,254	$137,061	$160,254	$137,061

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data

(Unaudited)

(In thousands, except per share amounts)

	2016 Quarters					2017 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Condensed consolidated statement of operations data:
GAAP presentation:
Revenues	$1,604,214	$1,609,169	$1,564,060	$1,515,086	$6,292,529	$1,539,490	$1,535,831	$1,477,820	$1,480,982	$6,034,123	(2.3)
Operating expenses	1,403,467	1,390,562	1,760,982	1,353,386	5,908,397	1,364,751	1,498,396	1,338,547	1,601,657	5,803,351	18.3
Building rent	65,985	67,025	66,946	64,350	264,306	64,656	64,861	64,422	63,577	257,516	(1.2)
Equipment rent	10,158	11,211	9,911	8,649	39,929	8,887	8,861	8,537	8,571	34,856	(0.9)
Depreciation and amortization	33,554	33,198	32,995	32,072	131,819	29,820	25,651	24,808	24,526	104,805	(23.5)
Interest, net	57,253	57,567	58,059	58,625	231,504	58,819	58,573	60,441	60,079	237,912	2.5

Income (loss) from continuing operations before income taxes	33,797	49,606	(364,833)	(1,996)	(283,426)	12,557	(120,511)	(18,935)	(277,428)	(404,317)	n/m
Provision (benefit) for income taxes	11,817	19,379	283,182	(116)	314,262	2,234	(16,116)	(1,225)	(142,009)	(157,116)	n/m

Income (loss) from continuing operations	21,980	30,227	(648,015)	(1,880)	(597,688)	10,323	(104,395)	(17,710)	(135,419)	(247,201)	n/m
Noncontrolling interests	(7,851)	(8,847)	(9,574)	(8,575)	(34,847)	(10,483)	(10,791)	(10,960)	(9,942)	(42,176)	15.9

Net income (loss) attributable to Kindred	$14,129	$21,380	$(657,589)	$(10,455)	$(632,535)	$(160)	$(115,186)	$(28,670)	$(145,361)	$(289,377)	n/m

Diluted EPS	$0.16	$0.23	$(7.57)	$(0.12)	$(7.29)	$—	$(1.32)	$(0.32)	$(1.65)	$(3.31)	n/m
Diluted shares	87,249	87,500	86,869	86,904	86,800	87,085	87,506	87,597	87,902	87,525	1.1
Core presentation (a):
Building rent	$65,985	$67,025	$66,674	$64,350	$264,034	$64,656	$64,861	$64,422	$63,577	$257,516	(1.2)
Equipment rent	10,158	11,211	9,911	8,649	39,929	8,887	8,861	8,537	8,571	34,856	(0.9)
EBITDA	136,697	153,732	109,770	108,151	508,350	111,676	128,093	84,571	119,199	443,539	10.2
Provision (benefit) for income taxes	16,099	21,253	4,262	2,230	43,844	9,407	13,333	(2,062)	6,323	27,001	183.5
Noncontrolling interests	(7,851)	(9,863)	(9,862)	(8,575)	(36,151)	(10,483)	(11,111)	(10,960)	(9,942)	(42,496)	15.9
Net income (loss) attributable to Kindred	21,940	31,851	4,592	6,649	65,032	3,147	19,425	(9,576)	18,329	31,325	175.7
Core diluted EPS	$0.25	$0.35	$0.05	$0.07	$0.73	$0.03	$0.21	$(0.11)	$0.20	$0.34	185.7
Diluted shares	87,249	87,500	87,529	87,641	87,491	87,744	88,165	87,597	88,485	88,200	1.0
Revenues by segment:
Kindred at Home:
Home health	$430,035	$438,556	$449,958	$444,073	$1,762,622	$450,831	$459,176	$453,684	$458,666	$1,822,357	3.3
Hospice	176,426	185,641	188,575	186,161	736,803	179,378	185,281	188,414	190,370	743,443	2.3

	606,461	624,197	638,533	630,234	2,499,425	630,209	644,457	642,098	649,036	2,565,800	3.0
Hospital division	654,098	645,406	588,943	545,864	2,434,311	556,646	540,809	503,138	505,782	2,106,375	(7.3)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	167,045	171,095	170,308	171,352	679,800	178,115	178,439	173,638	173,723	703,915	1.4
RehabCare	202,023	193,964	190,756	190,053	776,796	198,126	194,715	179,774	172,852	745,467	(9.1)

	369,068	365,059	361,064	361,405	1,456,596	376,241	373,154	353,412	346,575	1,449,382	(4.1)

	1,629,627	1,634,662	1,588,540	1,537,503	6,390,332	1,563,096	1,558,420	1,498,648	1,501,393	6,121,557	(2.3)
Eliminations	(25,413)	(25,493)	(24,480)	(22,417)	(97,803)	(23,606)	(22,589)	(20,828)	(20,411)	(87,434)	(8.9)

	$1,604,214	$1,609,169	$1,564,060	$1,515,086	$6,292,529	$1,539,490	$1,535,831	$1,477,820	$1,480,982	$6,034,123	(2.3)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

n/m = not meaningful.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2016 Quarters					2017 Quarters					Fourth quarter
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	% change v. prior year
Segment adjusted operating income (loss):
Kindred at Home:
Home health	$66,941	$76,030	$75,073	$61,487	$279,531	$63,750	$76,592	$66,431	$69,445	$276,218	12.9
Hospice	24,866	31,329	31,326	28,805	116,326	27,581	32,784	34,761	34,147	129,273	18.5

	91,807	107,359	106,399	90,292	395,857	91,331	109,376	101,192	103,592	405,491	14.7
Hospital division	136,416	127,510	83,940	93,778	441,644	93,438	91,580	61,455	91,014	337,487	(2.9)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	50,729	49,759	49,728	198,335	51,760	53,422	49,151	49,059	203,392	(1.3)
RehabCare	9,762	11,158	7,524	4,142	32,586	8,704	(13,492)	8,298	3,374	6,884	(18.5)

	57,881	61,887	57,283	53,870	230,921	60,464	39,930	57,449	52,433	210,276	(2.7)
Core segment adjusted operating income (a):
Kindred at Home:
Home health	$65,803	$75,859	$75,073	$61,185	$277,920	$63,750	$75,797	$66,431	$69,445	$275,423	13.5
Hospice	24,866	31,329	31,326	27,668	115,189	27,581	32,784	34,761	34,147	129,273	23.4

	90,669	107,188	106,399	88,853	393,109	91,331	108,581	101,192	103,592	404,696	16.6
Hospital division	136,416	127,510	83,940	93,148	441,014	93,438	90,572	61,455	91,014	336,479	(2.3)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	50,729	49,759	49,728	198,335	51,760	53,422	49,151	49,059	203,392	(1.3)
RehabCare	9,762	11,158	7,524	4,142	32,586	8,704	11,812	6,055	3,374	29,945	(18.5)

	57,881	61,887	57,283	53,870	230,921	60,464	65,234	55,206	52,433	233,337	(2.7)
Support center expenses	(71,159)	(64,265)	(59,535)	(54,334)	(249,293)	(60,014)	(62,572)	(60,323)	(55,692)	(238,601)	2.5
Litigation contingency expense	(885)	(180)	—	—	(1,065)	—	—	—	—	—
Transaction costs	(82)	(172)	(1,732)	(387)	(2,373)	—	—	—	—	—

	$212,840	$231,968	$186,355	$181,150	$812,313	$185,219	$201,815	$157,530	$191,347	$735,911	5.6

Segment adjusted operating income (loss) margin:
Kindred at Home:
Home health	15.6	17.3	16.7	13.8	15.9	14.1	16.7	14.6	15.1	15.2	1.3
Hospice	14.1	16.9	16.6	15.5	15.8	15.4	17.7	18.4	17.9	17.4	2.4
Kindred at Home	15.1	17.2	16.7	14.3	15.8	14.5	17.0	15.8	16.0	15.8	1.7
Hospital division	20.9	19.8	14.3	17.2	18.1	16.8	16.9	12.2	18.0	16.0	0.8
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.8	29.6	29.2	29.0	29.2	29.1	29.9	28.3	28.2	28.9	(0.8)
RehabCare	4.8	5.8	3.9	2.2	4.2	4.4	(6.9)	4.6	2.0	0.9	(0.2)
Kindred Rehabilitation Services	15.7	17.0	15.9	14.9	15.9	16.1	10.7	16.3	15.1	14.5	0.2
Core segment adjusted operating income margin (a):
Kindred at Home:
Home health	15.3	17.3	16.7	13.8	15.8	14.1	16.5	14.6	15.1	15.1	1.3
Hospice	14.1	16.9	16.6	14.9	15.6	15.4	17.7	18.4	17.9	17.4	3.0
Kindred at Home	15.0	17.2	16.7	14.1	15.7	14.5	16.8	15.8	16.0	15.8	1.9
Hospital division	20.9	19.8	14.3	17.1	18.1	16.8	16.7	12.2	18.0	16.0	0.9
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.8	29.6	29.2	29.0	29.2	29.1	29.9	28.3	28.2	28.9	(0.8)
RehabCare	4.8	5.8	3.9	2.2	4.2	4.4	6.1	3.4	2.0	4.0	(0.2)
Kindred Rehabilitation Services	15.7	17.0	15.9	14.9	15.9	16.1	17.5	15.6	15.1	16.1	0.2
Consolidated	13.3	14.4	11.9	12.0	12.9	12.0	13.1	10.7	12.9	12.2	0.9

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2016 Quarters					2017 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Kindred at Home:
Home Health:
Sites of service (at end of period)	384	384	395	390		379	377	376	375
Revenue mix %:
Medicare	79.8	79.3	78.1	77.9	78.8	76.7	75.7	74.0	73.8	75.0
Medicaid	2.1	2.1	2.5	1.9	2.1	1.7	1.7	1.7	1.6	1.7
Commercial and other	8.4	8.2	8.6	10.6	8.9	11.5	11.4	12.7	12.7	12.1
Commercial paid at episodic rates	9.7	10.4	10.8	9.6	10.2	10.1	11.2	11.6	11.9	11.2
Episodic revenues ($ 000s)	$325,821	$332,193	$332,562	$323,398	$1,313,974	$326,881	$334,420	$320,279	$332,595	$1,314,175	2.8
Total admissions	88,696	87,084	86,761	87,148	349,689	94,510	89,018	87,156	88,224	358,908	1.2
Same-store total admissions	87,394	85,922	85,511	86,619	345,446	93,922	88,300	86,312	88,004	356,538	1.6
Total episodic admissions	71,426	70,212	69,219	67,501	278,358	73,270	69,657	67,790	67,858	278,575	0.5
Same-store total episodic admissions	70,416	69,317	68,285	67,119	275,137	72,911	69,207	67,191	67,650	276,959	0.8
Medicare episodic admissions	62,011	60,730	59,823	59,540	242,104	62,404	58,575	56,772	56,829	234,580	(4.6)
Total episodes	113,887	113,278	113,256	111,164	451,585	114,964	113,579	111,488	111,411	451,442	0.2
Episodes per admission	1.59	1.61	1.64	1.65	1.62	1.57	1.63	1.64	1.64	1.62	(0.6)
Revenue per episode	$2,861	$2,933	$2,936	$2,909	$2,910	$2,843	$2,944	$2,873	$2,985	$2,911	2.6
Hospice:
Sites of service (at end of period)	177	177	185	183		180	177	178	178
Admissions	13,234	13,149	12,916	12,660	51,959	13,649	12,561	12,236	12,274	50,720	(3.0)
Same-store admissions	12,761	12,743	12,541	12,413	50,458	13,332	12,363	11,997	12,162	49,854	(2.0)
Average length of stay	92	91	98	100	95	96	94	97	96	96	(4.0)
Patient days	1,183,908	1,238,584	1,277,125	1,246,152	4,945,769	1,193,061	1,215,619	1,239,094	1,243,574	4,891,348	(0.2)
Average daily census	13,010	13,611	13,882	13,545	13,513	13,256	13,358	13,468	13,517	13,401	(0.2)
Revenue per patient day	$149	$150	$148	$149	$149	$150	$152	$152	$153	$152	2.7
Community care and other revenues (included in Home Health business segment) ($ 000s)	$66,305	$68,229	$75,978	$74,875	$285,387	$74,095	$74,222	$79,720	$69,974	$298,011	(6.5)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	19	19	19	19		19	19	19	19
Number of licensed beds	969	969	969	995		995	995	995	995
Discharges (a)	4,448	4,646	4,644	4,671	18,409	4,775	4,766	4,755	5,011	19,307	7.3
Same-hospital discharges (a)	4,295	4,535	4,546	4,538	17,914	4,393	4,517	4,477	4,671	18,058	2.9
Occupancy % (a)	70.6	70.6	68.8	66.5	69.1	71.4	70.0	68.8	71.2	70.4	7.1
Average length of stay (a)	13.2	12.9	12.7	12.6	12.8	12.8	12.8	12.7	12.5	12.7	(0.8)
Revenue per discharge (a)	$19,731	$19,318	$19,599	$19,486	$19,531	$20,097	$20,620	$20,329	$19,523	$20,134	0.2
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	104	105	104	102		101	102	101	99
LTAC hospitals	119	121	120	119		119	116	110	104
Sub-acute units	7	7	7	5		7	6	6	4
Outpatient units	139	138	139	132		129	121	123	123

	369	371	370	358		356	345	340	330

Revenue per site	$211,417	$215,798	$210,810	$220,733	$858,758	$227,100	$228,534	$222,504	$225,919	$904,057	2.3
RehabCare:
Sites of service (at end of period)	1,767	1,759	1,754	1,718		1,703	1,734	1,624	1,616
Revenue per site	$114,331	$110,270	$108,755	$110,624	$443,980	$116,340	$112,292	$110,699	$106,963	$446,294	(3.3)

(a)	Excludes non-consolidating IRF.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2016 Quarters					2017 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Hospitals (excluding sub-acute units and skilled nursing facility):
End of period data:
Number of transitional care hospitals	95	97	94	82		82	81	77	75
Number of licensed beds	7,089	7,067	6,890	6,107		6,107	6,041	5,797	5,553
Revenues (000s)	$643,299	$633,695	$575,323	$530,746	$2,383,063	$540,280	$525,458	$487,012	$489,621	$2,042,371	(7.7)
Revenue mix %:
Medicare	57.8	55.5	54.6	53.5	55.5	52.8	50.3	50.6	50.2	51.0
Medicaid	4.2	4.2	4.0	4.5	4.2	3.9	5.0	4.3	4.1	4.3
Medicare Advantage	11.5	12.0	12.1	11.0	11.7	12.2	12.3	12.3	13.5	12.6
Medicaid Managed	5.6	6.3	7.3	8.0	6.7	9.1	9.1	10.1	10.1	9.6
Commercial insurance and other	20.9	22.0	22.0	23.0	21.9	22.0	23.3	22.7	22.1	22.5
Patient criteria data:
Revenues:
Compliant patients				88.5%		86.0%	88.3%	89.1%	91.8%	88.7%
Site neutral				11.5%		14.0%	11.7%	10.9%	8.2%	11.3%
Revenues per patient day:
Compliant patients				$1,853		$1,816	$1,806	$1,799	$1,835	$1,814
Site neutral				926		1,041	1,053	1,067	1,047	1,051
Total				1,662		1,645	1,667	1,674	1,729	1,677
Admissions:
Medicare	8,919	8,253	7,861	7,351	32,384	7,529	6,743	6,073	5,862	26,207	(20.3)
Medicaid	463	386	375	336	1,560	354	381	362	287	1,384	(14.6)
Medicare Advantage	1,453	1,382	1,327	1,210	5,372	1,354	1,239	1,197	1,225	5,015	1.2
Medicaid Managed	733	768	861	787	3,149	851	903	861	875	3,490	11.2
Commercial insurance and other	1,871	1,807	1,727	1,488	6,893	1,614	1,608	1,483	1,401	6,106	(5.8)

	13,439	12,596	12,151	11,172	49,358	11,702	10,874	9,976	9,650	42,202	(13.6)

Patient days:
Medicare	229,004	219,013	202,482	186,290	836,789	187,738	173,916	158,083	149,892	669,629	(19.5)
Medicaid	21,134	19,409	16,781	12,181	69,505	13,334	13,333	13,429	12,048	52,144	(1.1)
Medicare Advantage	45,760	47,697	43,241	37,526	174,224	41,020	40,555	38,338	41,488	161,401	10.6
Medicaid Managed	25,341	27,267	28,534	29,275	110,417	32,713	32,635	31,249	32,389	128,986	10.6
Commercial insurance and other	62,769	63,009	59,856	54,148	239,782	53,695	54,809	49,895	47,355	205,754	(12.5)

	384,008	376,395	350,894	319,420	1,430,717	328,500	315,248	290,994	283,172	1,217,914	(11.3)

Average length of stay:
Medicare	25.7	26.5	25.8	25.3	25.8	24.9	25.8	26.0	25.6	25.6	1.2
Medicaid	45.6	50.3	44.7	36.3	44.6	37.7	35.0	37.1	42.0	37.7	15.7
Medicare Advantage	31.5	34.5	32.6	31.0	32.4	30.3	32.7	32.0	33.9	32.2	9.4
Medicaid Managed	34.6	35.5	33.1	37.2	35.1	38.4	36.1	36.3	37.0	37.0	(0.5)
Commercial insurance and other	33.5	34.9	34.7	36.4	34.8	33.3	34.1	33.6	33.8	33.7	(7.1)
Weighted average	28.6	29.9	28.9	28.6	29.0	28.1	29.0	29.2	29.3	28.9	2.4
Revenues per admission:
Medicare	$41,717	$42,579	$39,945	$38,602	$40,800	$37,867	$39,219	$40,577	$41,904	$39,746	8.6
Medicaid	57,928	69,797	61,338	70,333	64,356	60,091	69,304	57,365	70,352	64,042	—
Medicare Advantage	51,080	55,105	52,363	48,387	51,826	48,555	51,958	50,301	53,834	51,102	11.3
Medicaid Managed	49,287	51,696	48,631	54,238	50,932	57,736	53,159	57,172	56,881	56,198	4.9
Commercial insurance and other	71,651	77,193	73,515	82,066	75,819	73,750	76,007	74,435	77,140	75,289	(6.0)
Weighted average	47,868	50,309	47,348	47,507	48,281	46,170	48,322	48,818	50,738	48,395	6.8
Revenues per patient day:
Medicare	$1,625	$1,605	$1,551	$1,523	$1,579	$1,519	$1,521	$1,559	$1,639	$1,556	7.6
Medicaid	1,269	1,388	1,371	1,940	1,444	1,595	1,980	1,546	1,676	1,700	(13.6)
Medicare Advantage	1,622	1,597	1,607	1,560	1,598	1,603	1,587	1,571	1,590	1,588	1.9
Medicaid Managed	1,426	1,456	1,467	1,458	1,453	1,502	1,471	1,575	1,537	1,521	5.4
Commercial insurance and other	2,136	2,214	2,121	2,255	2,180	2,217	2,230	2,212	2,282	2,234	1.2
Weighted average	1,675	1,684	1,640	1,662	1,666	1,645	1,667	1,674	1,729	1,677	4.0
Medicare case mix index (discharged patients only)	1.163	1.179	1.172	1.153	1.169	1.172	1.171	1.180	1.177	1.178	2.1
Average daily census	4,220	4,136	3,814	3,472	3,909	3,650	3,464	3,163	3,078	3,337	(11.3)
Occupancy%	68.0	67.5	61.6	64.1	65.1	67.6	64.3	59.9	61.1	63.3	(4.7)

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2016 Quarters					2017 Quarters					Fourth quarter % change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Same-hospital data (a):
End of period data:
Number of transitional care hospitals	72	72	75	75		72	72	75	75
Number of licensed beds	5,436	5,436	5,553	5,553		5,436	5,436	5,553	5,553
Revenues (000s)	$531,815	$527,578	$493,480	$504,871	$2,057,744	$504,135	$492,002	$476,356	$482,677	$1,955,170	(4.4)
Revenue mix %:
Medicare	58.1	55.2	53.8	53.3	55.2	52.2	50.2	50.6	50.6	50.9
Medicaid	3.6	3.6	3.5	4.4	3.8	3.9	4.9	4.2	3.4	4.1
Medicare Advantage	11.2	11.7	12.3	11.0	11.5	12.0	12.0	12.4	13.6	12.5
Medicaid Managed	6.0	6.9	8.0	8.4	7.3	9.6	9.5	10.2	10.3	9.9
Commercial insurance and other	21.1	22.6	22.4	22.9	22.2	22.3	23.4	22.6	22.1	22.6
Patient criteria data:
Revenues:
Compliant patients				88.7%		86.2%	88.7%	89.2%	91.8%	89.0%
Site neutral				11.3%		13.8%	11.3%	10.8%	8.2%	11.0%
Revenues per patient day:
Compliant patients				$1,860		$1,821	$1,811	$1,798	$1,815	$1,811
Site neutral				931		1,057	1,049	1,064	1,047	1,055
Total				1,671		1,656	1,674	1,674	1,711	1,678
Admissions:
Medicare	7,322	6,770	6,620	6,879	27,591	6,884	6,260	5,942	5,848	24,934	(15.0)
Medicaid	376	327	329	315	1,347	325	346	342	284	1,297	(9.8)
Medicare Advantage	1,148	1,073	1,118	1,131	4,470	1,239	1,137	1,181	1,222	4,779	8.0
Medicaid Managed	625	688	778	780	2,871	827	852	843	875	3,397	12.2
Commercial insurance and other	1,477	1,450	1,385	1,386	5,698	1,484	1,489	1,450	1,397	5,820	0.8

	10,948	10,308	10,230	10,491	41,977	10,759	10,084	9,758	9,626	40,227	(8.2)

Patient days:
Medicare	188,238	179,196	170,060	175,336	712,830	172,186	161,435	154,553	149,524	637,698	(14.7)
Medicaid	13,731	12,381	11,211	11,396	48,719	12,610	12,378	12,985	11,777	49,750	3.3
Medicare Advantage	36,058	38,555	37,240	35,436	147,289	37,573	37,073	37,678	41,375	153,699	16.8
Medicaid Managed	22,124	24,571	26,384	29,047	102,126	31,970	31,606	30,759	32,355	126,690	11.4
Commercial insurance and other	50,711	51,293	49,622	50,861	202,487	50,116	51,465	48,591	46,990	197,162	(7.6)

	310,862	305,996	294,517	302,076	1,213,451	304,455	293,957	284,566	282,021	1,164,999	(6.6)

Average length of stay:
Medicare	25.7	26.5	25.7	25.5	25.8	25.0	25.8	26.0	25.6	25.6	0.4
Medicaid	36.5	37.9	34.1	36.2	36.2	38.8	35.8	38.0	41.5	38.4	14.6
Medicare Advantage	31.4	35.9	33.3	31.3	33.0	30.3	32.6	31.9	33.9	32.2	8.3
Medicaid Managed	35.4	35.7	33.9	37.2	35.6	38.7	37.1	36.5	37.0	37.3	(0.5)
Commercial insurance and other	34.3	35.4	35.8	36.7	35.5	33.8	34.6	33.5	33.6	33.9	(8.4)
Weighted average	28.4	29.7	28.8	28.8	28.9	28.3	29.2	29.2	29.3	29.0	1.7
Revenues per admission:
Medicare	$42,215	$43,048	$40,145	$39,130	$41,154	$38,242	$39,482	$40,587	$41,750	$39,935	6.7
Medicaid	50,166	58,447	52,583	69,628	57,318	60,805	70,237	57,650	57,482	61,762	(17.4)
Medicare Advantage	51,653	57,562	54,276	49,232	53,115	49,018	51,807	50,163	53,894	51,211	9.5
Medicaid Managed	51,395	52,601	50,491	54,389	52,252	58,227	54,789	57,538	56,854	56,840	4.5
Commercial insurance and other	76,121	82,125	79,752	83,445	80,313	75,623	77,205	74,292	76,301	75,859	(8.6)
Weighted average	48,576	51,181	48,239	48,124	49,021	46,857	48,790	48,817	50,143	48,603	4.2
Revenues per patient day:
Medicare	$1,642	$1,626	$1,563	$1,535	$1,593	$1,529	$1,531	$1,560	$1,633	$1,561	6.4
Medicaid	1,374	1,544	1,543	1,925	1,585	1,567	1,963	1,518	1,386	1,610	(28.0)
Medicare Advantage	1,645	1,602	1,629	1,571	1,612	1,616	1,589	1,572	1,592	1,592	1.3
Medicaid Managed	1,452	1,473	1,489	1,460	1,469	1,506	1,477	1,577	1,538	1,524	5.3
Commercial insurance and other	2,217	2,322	2,226	2,274	2,260	2,239	2,234	2,217	2,268	2,239	(0.3)
Weighted average	1,711	1,724	1,676	1,671	1,696	1,656	1,674	1,674	1,711	1,678	2.4
Average daily census	3,416	3,363	3,201	3,283	3,315	3,383	3,230	3,093	3,065	3,192	(6.6)

(a)	All historical statistics have been adjusted to present the ongoing hospital division portfolio excluding three hospitals acquired during the second quarter of 2016. See reconciliation of same-hospital revenues to reported hospital revenues on page 18.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

Forward-Looking Statements

This earnings release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” “seek,” “continue,” and other similar expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the Merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the Merger, including the failure of the Company’s stockholders to approve the Merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; changes in the business or operating prospects of the Company or its businesses; changes in healthcare and other laws and regulations; the impact of the announcement of, or failure to complete, the Merger on the Company’s relationships with employees, customers, vendors and other business partners; and litigation related to the Merger. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Non-GAAP Measures

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release using certain non-GAAP measures. The use of these non-GAAP measures is not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the following pages of this earnings release.

During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. As revised, the Company’s core non-GAAP measures, including core net income (loss) attributable to Kindred, core EBITDA, core diluted EPS, core operating cash flows and core free cash flows, no longer exclude (1) transaction, integration, research and development, and litigation contingency expenses that are not individually material, (2) non-restructuring related facility closing charges, and (3) non-executive or non-restructuring related severance, retirement and retention costs. For comparability, “core” results for 2016 were revised to conform to the current year presentation.

For each of the Company’s segments, Segment adjusted operating income (loss) is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280 — Segment Reporting.” In this context, the Company defines Segment adjusted operating income (loss) as earnings before interest, income taxes, depreciation, amortization and total rent for each of the Company’s operating segments, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

EBITDA: The Company defines EBITDA as earnings before interest, income taxes, depreciation, and amortization, and believes that the presentation of EBITDA is useful to investors because creditors, securities analysts and investors use EBITDA to compare the performance and valuation of companies in the healthcare industry before consideration of non-cash depreciation and amortization expense, and financing costs, which can vary significantly among companies.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

Non-GAAP Measures (Continued)

Core Operating Results: The Company calculates core operating results, including core net income (loss) attributable to Kindred, core EBITDA, and core diluted EPS, by excluding charges related to impairments, business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, deferred tax asset valuation allowance, deferred tax liability adjustment associated with the Tax Reform Act, and material transaction, integration, litigation, and research and development costs. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s management uses core net income (loss) attributable to Kindred, core EBITDA, and core diluted EPS as measures of operational performance that are meaningful to investors. The Company uses these measures to assess the relative performance of its operating divisions, as well as the employees that operate these businesses. In addition, the Company believes these measures are important, because securities analysts and investors use these measures to compare the Company’s performance to other companies in the healthcare industry.

Same-Hospital Revenues: The same-hospital revenues are calculated by excluding from the Company’s Hospital division revenues the results from two hospitals that closed during the fourth quarter of 2017, four hospitals that closed during the third quarter of 2017, one hospital that closed during the second quarter of 2017, three hospitals acquired in 2016, 15 hospitals sold in 2016, and three hospitals that closed during 2016. The Company believes the presentation of same-hospital revenues provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented.

For core net income (loss) attributable to Kindred and core EBITDA, the Company believes that income (loss) from continuing operations is the most comparable GAAP measure. For core diluted EPS, the Company believes that GAAP diluted earnings (loss) per share from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations as important measures of the Company’s financial performance, because they provide the most complete measures of its performance. For same-hospital revenues, the Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital division financial performance because it provides the most complete measure of its revenue performance. Operating results presented on a core basis, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance.

Also in this earnings release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, respectively.

Core Operating Cash Flows: The Company defines core operating cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits. The Company believes that core operating cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core operating cash flows to evaluate consolidated operating performance and in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

Core Free Cash Flows: The Company defines core free cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits but including routine capital expenditures and distributions to noncontrolling interests. The Company believes that core free cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measures and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. For core operating cash flows and core free cash flows, the Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure because it provides the most complete measure of cash provided by operating activities. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of the Company’s cash flows provided by operating activities.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures for the three months ended December 31, 2017 and 2016, and for the year ended December 31, 2017 and 2016, before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges, including the deferred tax liability adjustment associated with the Tax Reform Act and the deferred tax asset valuation allowance for the three months and for the year ended December 31, 2017, and the deferred tax asset valuation allowance for the three months and for the year ended December 31, 2016 was calculated using an effective income tax rate of 47.5% and 12.1% for the three months ended December 31, 2017 and 2016, respectively, and 36.4% and 63.1% for the year ended December 31, 2017 and 2016, respectively. The difference in the effective income tax rate compared to the same prior year period is primarily attributable to the change in the amount of deferred tax valuation allowance, the deferred tax liability adjustment associated with the Tax Reform Act and the composition of charges that are non-deductible for income tax purposes, including the impairment charges.

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of income from continuing operations before charges:
As reported:
Loss from continuing operations attributable to Kindred	($145,361)	($10,455)	($289,377)	($632,535)
Diluted loss per common share from continuing operations	($1.65)	($0.12)	($3.31)	($7.29)
Weighted average diluted shares outstanding	87,902	86,904	87,525	86,800
Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	($1,806)	($3,745)	($18,731)	($23,539)
Retention, severance and other costs	(2,956)	(5,302)	(11,623)	(8,781)
Merger/transaction costs	(9,989)	(837)	(9,989)	(2,414)

	(14,751)	(9,884)	(40,343)	(34,734)
Lease termination and lease amendment costs (charged to rent restructuring charges)	(38,554)	(2,029)	(44,518)	(61,392)
Impairment charges	(244,876)	(3,534)	(381,179)	(314,729)
RehabCare collection litigation	—	—	(23,061)	—
Insurance restructuring costs	(10,406)	—	(10,406)	—
Research and development	—	(4,293)	—	(11,520)
Litigation contingency expense	(3,435)	—	(7,435)	(1,775)
Business interruption settlements	—	2,069	1,803	3,378
Debt amendment fees not capitalized	—	—	—	(1,103)
Gentiva transaction costs:
Professional and consulting fees	—	(1,779)	—	(5,610)
Severance and retention	—	—	—	(696)
Lease termination (charged to building rent)	—	—	—	(272)

	(312,022)	(19,450)	(505,139)	(428,453)
Income tax benefit	66,951	7,878	142,062	98,246
Deferred tax liability adjustment associated with the Tax Reform Act	130,453	—	130,453	—
Deferred tax asset valuation allowance	(49,072)	(5,532)	(88,398)	(368,664)

Charges net of income taxes	(163,690)	(17,104)	(321,022)	(698,871)
Noncontrolling interests	—	—	320	1,304

	(163,690)	(17,104)	(320,702)	(697,567)
Allocation to participating unvested restricted stockholders	—	—	—	—

Available to common stockholders	($163,690)	($17,104)	($320,702)	($697,567)

Diluted loss per common share related to charges	($1.86)	($0.20)	($3.66)	($8.04)
Weighted average diluted shares outstanding	87,902	86,904	87,525	86,800
Core:
Income from continuing operations attributable to Kindred before charges	$18,329	$6,649	$31,325	$65,032
Diluted earnings per common share from continuing operations before charges (a)	$0.20	$0.07	$0.34	$0.73
Weighted average diluted shares outstanding used to compute earnings per common share from continuing operations before charges	88,485	87,641	88,200	87,491
Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	18.3%	12.8%	26.8%	30.2%
Impact of charges on effective income tax rate	32.9%	-7.0%	12.1%	80.7%

Reported effective income tax rate	51.2%	5.8%	38.9%	110.9%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.6 million and $0.1 million for the three months ended December 31, 2017 and 2016, respectively, and by $0.9 million and $1.4 million for the year ended December 31, 2017 and 2016, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures for the quarters of 2016 and 2017, before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the table below.

	2016 Quarters					2017 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Reconciliation of income (loss) from continuing operations before charges:
As reported:
Income (loss) from continuing operations attributable to Kindred	$14,129	$21,380	($657,589)	($10,455)	($632,535)	($160)	($115,186)	($28,670)	($145,361)	($289,377)
Depreciation and amortization	33,554	33,198	32,995	32,072	131,819	29,820	25,651	24,808	24,526	104,805
Interest, net	57,253	57,567	58,059	58,625	231,504	58,819	58,573	60,441	60,079	237,912
Provision (benefit) for income taxes	11,817	19,379	283,182	(116)	314,262	2,234	(16,116)	(1,225)	(142,009)	(157,116)
Noncontrolling interest	7,851	8,847	9,574	8,575	34,847	10,483	10,791	10,960	9,942	42,176

EBITDA	124,604	140,371	(273,779)	88,701	79,897	101,196	(36,287)	66,314	(192,823)	(61,600)
Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	341	(759)	20,212	3,745	23,539	5,360	2,842	8,723	1,806	18,731
Retention, severance and other costs	924	446	2,109	5,302	8,781	2,741	274	5,652	2,956	11,623
Merger/transaction costs	436	649	492	837	2,414	—	—	—	9,989	9,989

	1,701	336	22,813	9,884	34,734	8,101	3,116	14,375	14,751	40,343
Lease termination and lease amendment costs (charged to rent restructuring charges)	251	462	58,650	2,029	61,392	1,905	1,934	2,125	38,554	44,518
Impairment charges	7,788	6,131	297,276	3,534	314,729	474	135,829	—	244,876	381,179
RehabCare collection litigation	—	—	—	—	—	—	25,304	(2,243)	—	23,061
Insurance restructuring costs	—	—	—	—	—	—	—	—	10,406	10,406
Research and development	863	3,076	3,288	4,293	11,520	—	—	—	—	—
Litigation contingency expense	1,025	750	—	—	1,775	—	—	4,000	3,435	7,435
Business interruption settlements	(1,138)	(171)	—	(2,069)	(3,378)	—	(1,803)	—	—	(1,803)
Debt amendment fees not capitalized	—	1,103	—	—	1,103	—	—	—	—	—
Gentiva transaction costs:
Professional and consulting fees	1,048	1,319	1,464	1,779	5,610	—	—	—	—	—
Severance and retention	555	355	(214)	—	696	—	—	—	—	—
Lease termination (charged to building rent)	—	—	272	—	272	—	—	—	—	—

	12,093	13,361	383,549	19,450	428,453	10,480	164,380	18,257	312,022	505,139

Core EBITDA	$136,697	$153,732	$109,770	$108,151	$508,350	$111,676	$128,093	$84,571	$119,199	$443,539

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

A reconciliation of revenues for home health for each historical period follows:

											Fourth quarter
	2016 Quarters					2017 Quarters					% change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Home health	$363,730	$370,327	$373,980	$369,198	$1,477,235	$376,736	$384,954	$373,964	$388,692	$1,524,346	5.3
Community care and other	66,305	68,229	75,978	74,875	285,387	74,095	74,222	79,720	69,974	298,011	(6.5)

Reported home health revenues	$430,035	$438,556	$449,958	$444,073	$1,762,622	$450,831	$459,176	$453,684	$458,666	$1,822,357	3.3

A reconciliation of revenues for the Hospital Division for each historical period follows:

											Fourth quarter
	2016 Quarters					2017 Quarters					% change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Transitional care hospitals	$643,299	$633,695	$575,323	$530,746	$2,383,063	$540,280	$525,458	$487,012	$489,621	$2,042,371	(7.7)
Sub-acute units and one skilled nursing facility	10,799	11,711	13,620	15,118	51,248	16,366	15,351	16,126	16,161	64,004

Reported hospital division revenues	$654,098	$645,406	$588,943	$545,864	$2,434,311	$556,646	$540,809	$503,138	$505,782	$2,106,375	(7.3)

A reconciliation of reported hospital revenues to same-hospital revenues for each historical period follows:

											Fourth quarter
	2016 Quarters					2017 Quarters					% change v.
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year	prior year
Transitional care hospitals	$643,299	$633,695	$575,323	$530,746	$2,383,063	$540,280	$525,458	$487,012	$489,621	$2,042,371	(7.7)
Hospitals acquired during 2016 (a)	—	(2,217)	—	—	(2,217)	(9,724)	(10,164)	—	—	(19,888)
Hospitals sold during 2016 (b)	(71,941)	(64,084)	(47,098)	732	(182,391)	449	(623)	(168)	(746)	(1,088)
Hospitals closed during 2017 (c)	(31,272)	(30,952)	(25,837)	(26,424)	(114,485)	(26,838)	(23,226)	(10,400)	(6,041)	(66,505)
Hospitals closed during 2016 (d)	(8,271)	(8,864)	(8,908)	(183)	(26,226)	(32)	557	(88)	(157)	280

Same-hospital revenues	$531,815	$527,578	$493,480	$504,871	$2,057,744	$504,135	$492,002	$476,356	$482,677	$1,955,170	(4.4)

(a)	Three hospitals acquired during the second quarter of 2016.
(b)	Three hospitals sold during the second quarter of 2016 and 12 hospitals sold during the fourth quarter of 2016.
(c)	One hospital closed during the second quarter of 2017, four hospitals closed during the third quarter of 2017 and two hospitals closed during the fourth quarter of 2017.
(d)	Three hospitals closed during the third quarter of 2016.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2017
		Charges
						Deferred	Deferred tax asset valuation		Before charges
						tax liaiblity
	As	Insurance	Litigation	Impairment	Restructuring	Tax Reform Act
	reported	restructuring	contingency	charges	charges	adjustment	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$69,445	$—	$—	$—	$—	$—	$—	$—	$69,445
Hospice	34,147	—	—	—	—	—	—	—	34,147

	103,592	—	—	—	—	—	—	—	103,592

Hospital division	91,014	—	—	—	—	—	—	—	91,014
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,059	—	—	—	—	—	—	—	49,059
RehabCare	3,374	—	—	—	—	—	—	—	3,374

	52,433	—	—	—	—	—	—	—	52,433

Support center expenses	(66,098)	10,406	—	—	—	—	—	10,406	(55,692)
Litigation contingency expense	(3,435)		3,435					3,435	—
Impairment charges	(244,876)	—	—	244,876	—	—	—	244,876	—
Restructuring charges	(14,751)	—	—	—	14,751	—	—	14,751	—
Building rent	(63,577)	—	—	—	—	—	—	—	(63,577)
Equipment rent	(8,571)	—	—	—	—	—	—	—	(8,571)
Restructuring charges - rent	(38,554)	—	—	—	38,554	—	—	38,554	—
Depreciation and amortization	(24,526)	—	—	—	—	—	—	—	(24,526)
Interest, net	(60,079)	—	—	—	—	—	—	—	(60,079)

Income (loss) from continuing operations before income taxes	(277,428)	10,406	3,435	244,876	53,305	—	—	312,022	34,594
Provision (benefit) for income taxes	(142,009)	4,095	1,351	43,909	17,596	130,453	(49,072)	148,332	6,323

	(135,419)	$6,311	$2,084	$200,967	$35,709	$(130,453)	$49,072	$163,690	28,271

Noncontrolling interests	(9,942)								(9,942)

Income (loss) attributable to Kindred	$(145,361)								$18,329

Diluted earnings (loss) per common share	$(1.65)								$0.20
Diluted shares used in computing earnings (loss) per common share	87,902								88,485

	Three months ended December 31, 2016
		Charges
	As reported	Business interruption settlements	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Deferred tax asset valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$61,487	$(302)	$—	$—	$—	$—	$—	$(302)	$61,185
Hospice	28,805	(1,137)	—	—	—	—	—	(1,137)	27,668

	90,292	(1,439)	—	—	—	—	—	(1,439)	88,853

Hospital division	93,778	(630)	—	—	—	—	—	(630)	93,148
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,728	—	—	—	—	—	—	—	49,728
RehabCare	4,142	—	—	—	—	—	—	—	4,142

	53,870	—	—	—	—	—	—	—	53,870

Support center expenses	(58,627)	—	—	4,293	—	—	—	4,293	(54,334)
Impairment charges	(3,534)	—	3,534	—	—	—	—	3,534	—
Restructuring charges	(9,884)	—	—	—	9,884	—	—	9,884	—
Transaction costs	(2,166)	—	—	—	—	1,779	—	1,779	(387)
Building rent	(64,350)	—	—	—	—	—	—	—	(64,350)
Equipment rent	(8,649)	—	—	—	—	—	—	—	(8,649)
Restructuring charges - rent	(2,029)	—	—	—	2,029	—	—	2,029	—
Depreciation and amortization	(32,072)	—	—	—	—	—	—	—	(32,072)
Interest, net	(58,625)	—	—	—	—	—	—	—	(58,625)

Income (loss) from continuing operations before income taxes	(1,996)	(2,069)	3,534	4,293	11,913	1,779	—	19,450	17,454
Provision (benefit) for income taxes	(116)	(817)	1,391	1,706	4,887	711	(5,532)	2,346	2,230

	(1,880)	$(1,252)	$2,143	$2,587	$7,026	$1,068	$5,532	$17,104	15,224

Noncontrolling interests	(8,575)								(8,575)

Income (loss) attributable to Kindred	$(10,455)								$6,649

Diluted earnings (loss) per common share	$(0.12)								$0.07
Diluted shares used in computing earnings (loss) per common share	86,904								87,641

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Year ended December 31, 2017
		Charges
								Deferred	Deferred
		Business	RehabCare					tax liaiblity	tax asset		Before
	As	interruption	collection	Insurance	Litigation	Impairment	Restructuring	Tax Reform Act	valuation		charges
	reported	settlements	litigation	restructuring	contingency	charges	charges	adjustment	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$276,218	$(795)	$—	$—	$—	$—	$—	$—	$—	$(795)	$275,423
Hospice	129,273	—	—	—	—	—	—	—	—	—	129,273

	405,491	(795)	—	—	—	—	—	—	—	(795)	404,696

Hospital division	337,487	(1,008)	—	—	—	—	—	—	—	(1,008)	336,479
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	203,392	—	—	—	—	—	—	—	—	—	203,392
RehabCare	6,884	—	23,061	—	—	—	—	—	—	23,061	29,945

	210,276	—	23,061	—	—	—	—	—	—	23,061	233,337

Support center expenses	(249,007)	—	—	10,406	—	—	—	—	—	10,406	(238,601)
Litigation contingency expense	(7,435)	—	—	—	7,435	—	—	—	—	7,435	—
Impairment charges	(381,179)	—	—	—	—	381,179	—	—	—	381,179	—
Restructuring charges	(40,343)	—	—	—	—	—	40,343	—	—	40,343	—
Building rent	(257,516)	—	—	—	—	—	—	—	—	—	(257,516)
Equipment rent	(34,856)	—	—	—	—	—	—	—	—	—	(34,856)
Restructuring charges—rent	(44,518)	—	—	—	—	—	44,518	—	—	44,518	—
Depreciation and amortization	(104,805)	—	—	—	—	—	—	—	—	—	(104,805)
Interest, net	(237,912)	—	—	—	—	—	—	—	—	—	(237,912)

Income (loss) from continuing operations before income taxes	(404,317)	(1,803)	23,061	10,406	7,435	381,179	84,861	—	—	505,139	100,822
Provision (benefit) for income taxes	(157,116)	(709)	9,074	4,095	2,925	97,544	29,133	130,453	(88,398)	184,117	27,001

	(247,201)	(1,094)	13,987	6,311	4,510	283,635	55,728	(130,453)	88,398	321,022	73,821
Noncontrolling interests	(42,176)	—	(320)	—	—	—	—	—	—	(320)	(42,496)

Income (loss) attributable to Kindred	$(289,377)	$(1,094)	$13,667	$6,311	$4,510	$283,635	$55,728	$(130,453)	$88,398	$320,702	$31,325

Diluted earnings (loss) per common share	$(3.31)										$0.34
Diluted shares used in computing earnings (loss) per common share	87,525										88,200

	Year ended December 31, 2016
		Charges
								Gentiva	Deferred
		Business						transaction	tax asset		Before
	As	interruption	Litigation	Impairment	Research and	Debt	Restructuring	and	valuation		charges
	reported	settlements	contingency	charges	development	amendment	charges	integration	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$279,531	$(1,611)	$—	$—	$—	$—	$—	$—	$—	$(1,611)	$277,920
Hospice	116,326	(1,137)	—	—	—	—	—	—	—	(1,137)	115,189

	395,857	(2,748)	—	—	—	—	—	—	—	(2,748)	393,109

Hospital division	441,644	(630)	—	—	—	—	—	—	—	(630)	441,014
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	198,335	—	—	—	—	—	—	—	—	—	198,335
RehabCare	32,586	—	—	—	—	—	—	—	—	—	32,586

	230,921	—	—	—	—	—	—	—	—	—	230,921

Support center expenses	(261,916)	—	—	—	11,520	1,103	—	—	—	12,623	(249,293)
Litigation contingency expense	(2,840)	—	1,775	—	—	—	—	—	—	1,775	(1,065)
Impairment charges	(314,729)	—	—	314,729	—	—	—	—	—	314,729	—
Restructuring charges	(34,734)	—	—	—	—	—	34,734	—	—	34,734	—
Transaction costs	(8,679)	—	—	—	—	—	—	6,306	—	6,306	(2,373)
Building rent	(264,306)	—	—	—	—	—	—	272	—	272	(264,034)
Equipment rent	(39,929)	—	—	—	—	—	—	—	—	—	(39,929)
Restructuring charges—rent	(61,392)	—	—	—	—	—	61,392	—	—	61,392	—
Depreciation and amortization	(131,819)	—	—	—	—	—	—	—	—	—	(131,819)
Interest, net	(231,504)	—	—	—	—	—	—	—	—	—	(231,504)

Income (loss) from continuing operations before income taxes	(283,426)	(3,378)	1,775	314,729	11,520	1,103	96,126	6,578	—	428,453	145,027
Provision for income taxes	314,262	(1,329)	(381)	54,578	4,533	431	37,826	2,588	(368,664)	(270,418)	43,844

	(597,688)	(2,049)	2,156	260,151	6,987	672	58,300	3,990	368,664	698,871	101,183
Noncontrolling interests	(34,847)	—	—	(1,304)	—	—	—	—	—	(1,304)	(36,151)

Income (loss) attributable to Kindred	$(632,535)	$(2,049)	$2,156	$258,847	$6,987	$672	$58,300	$3,990	$368,664	$697,567	$65,032

Diluted earnings (loss) per common share	$(7.29)										$0.73
Diluted shares used in computing earnings (loss) per common share	86,800										87,491

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2017
		Charges
	As reported	Impairment charges	Restructuring charges	Deferred tax asset valuation allowance	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$63,750	$—	$—	$—	$—	$63,750
Hospice	27,581	—	—	—	—	27,581

	91,331	—	—	—	—	91,331

Hospital division	93,438	—	—	—	—	93,438
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	51,760	—	—	—	—	51,760
RehabCare	8,704	—	—	—	—	8,704

	60,464	—	—	—	—	60,464

Support center expenses	(60,014)	—	—	—	—	(60,014)
Impairment charges	(474)	474	—	—	474	—
Restructuring charges	(8,101)	—	8,101	—	8,101	—
Building rent	(64,656)	—	—	—	—	(64,656)
Equipment rent	(8,887)	—	—	—	—	(8,887)
Restructuring charges - rent	(1,905)	—	1,905	—	1,905	—
Depreciation and amortization	(29,820)	—	—	—	—	(29,820)
Interest, net	(58,819)	—	—	—	—	(58,819)

Income from continuing operations before income taxes	12,557	474	10,006	—	10,480	23,037
Provision for income taxes	2,234	187	3,937	3,049	7,173	9,407

	10,323	$287	$6,069	$(3,049)	$3,307	13,630

Noncontrolling interests	(10,483)					(10,483)

Income (loss) attributable to Kindred	$(160)					$3,147

Diluted earnings (loss) per common share	$—					$0.03
Diluted shares used in computing earnings (loss) per common share	87,085					87,744

	Three months ended March 31, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$66,941	$(1,138)	$—	$—	$—	$—	$—	$(1,138)	$65,803
Hospice	24,866	—	—	—	—	—	—	—	24,866

	91,807	(1,138)	—	—	—	—	—	(1,138)	90,669

Hospital division	136,416	—	—	—	—	—	—	—	136,416
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	—	—	—	—	—	—	—	48,119
RehabCare	9,762	—	—	—	—	—	—	—	9,762

	57,881	—	—	—	—	—	—	—	57,881

Support center expenses	(72,022)	—	—	—	863	—	—	863	(71,159)
Litigation contingency expense	(1,910)	—	1,025	—	—	—	—	1,025	(885)
Impairment charges	(7,788)	—	—	7,788	—	—	—	7,788	—
Restructuring charges	(1,701)	—	—	—	—	1,701	—	1,701	—
Transaction costs	(1,685)	—	—	—	—	—	1,603	1,603	(82)
Building rent	(65,985)	—	—	—	—	—	—	—	(65,985)
Equipment rent	(10,158)	—	—	—	—	—	—	—	(10,158)
Restructuring charges - rent	(251)	—	—	—	—	251	—	251	—
Depreciation and amortization	(33,554)	—	—	—	—	—	—	—	(33,554)
Interest, net	(57,253)	—	—	—	—	—	—	—	(57,253)

Income from continuing operations before income taxes	33,797	(1,138)	1,025	7,788	863	1,952	1,603	12,093	45,890
Provision for income taxes	11,817	(403)	363	2,758	305	691	568	4,282	16,099

	21,980	$(735)	$662	$5,030	$558	$1,261	$1,035	$7,811	29,791

Noncontrolling interests	(7,851)								(7,851)

Income attributable to Kindred	$14,129								$21,940

Diluted earnings per common share	$0.16								$0.25
Diluted shares used in computing earnings per common share	87,249								87,249

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2017
		Charges
	As reported	Business interruption settlements	RehabCare collection litigation	Impairment charges	Restructuring charges	Deferred tax asset valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income (loss):
Kindred at Home:
Home health	$76,592	$(795)	$—	$—	$—	$—	$(795)	$75,797
Hospice	32,784	—	—	—	—	—	—	32,784

	109,376	(795)	—	—	—	—	(795)	108,581

Hospital division	91,580	(1,008)	—	—	—	—	(1,008)	90,572
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	53,422	—	—	—	—	—	—	53,422
RehabCare	(13,492)	—	25,304	—	—	—	25,304	11,812

	39,930	—	25,304	—	—	—	25,304	65,234

Support center expenses	(62,572)	—	—	—	—	—	—	(62,572)
Impairment charges	(135,829)	—	—	135,829	—	—	135,829	—
Restructuring charges	(3,116)	—	—	—	3,116	—	3,116	—
Building rent	(64,861)	—	—	—	—	—	—	(64,861)
Equipment rent	(8,861)	—	—	—	—	—	—	(8,861)
Restructuring charges - rent	(1,934)	—	—	—	1,934	—	1,934	—
Depreciation and amortization	(25,651)	—	—	—	—	—	—	(25,651)
Interest, net	(58,573)	—	—	—	—	—	—	(58,573)

Income (loss) from continuing operations before income taxes	(120,511)	(1,803)	25,304	135,829	5,050	—	164,380	43,869
Provision (benefit) for income taxes	(16,116)	(709)	9,957	53,449	1,987	(35,235)	29,449	13,333

	(104,395)	(1,094)	15,347	82,380	3,063	35,235	134,931	30,536
Noncontrolling interests	(10,791)	—	(320)	—	—	—	(320)	(11,111)

Income (loss) attributable to Kindred	$(115,186)	$(1,094)	$15,027	$82,380	$3,063	$35,235	$134,611	$19,425

Diluted earnings (loss) per common share	$(1.32)							$0.21
Diluted shares used in computing earnings (loss) per common share	87,506							88,165

	Three months ended June 30, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Debt amendment	Restructuring charges	Gentiva transaction and integration	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$76,030	$(171)	$—	$—	$—	$—	$—	$—	$(171)	$75,859
Hospice	31,329	—	—	—	—	—	—	—	—	31,329

	107,359	(171)	—	—	—	—	—	—	(171)	107,188

Hospital division	127,510	—	—	—	—	—	—	—	—	127,510
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	50,729	—	—	—	—	—	—	—	—	50,729
RehabCare	11,158	—	—	—	—	—	—	—	—	11,158

	61,887	—	—	—	—	—	—	—	—	61,887

Support center expenses	(68,444)	—	—	—	3,076	1,103	—	—	4,179	(64,265)
Litigation contingency expense	(930)	—	750	—	—	—	—	—	750	(180)
Impairment charges	(6,131)	—	—	6,131	—	—	—	—	6,131	—
Restructuring charges	(336)	—	—	—	—	—	336	—	336	—
Transaction costs	(1,846)	—	—	—	—	—	—	1,674	1,674	(172)
Building rent	(67,025)	—	—	—	—	—	—	—	—	(67,025)
Equipment rent	(11,211)	—	—	—	—	—	—	—	—	(11,211)
Restructuring charges - rent	(462)	—	—	—	—	—	462	—	462	—
Depreciation and amortization	(33,198)	—	—	—	—	—	—	—	—	(33,198)
Interest, net	(57,567)	—	—	—	—	—	—	—	—	(57,567)

Income from continuing operations before income taxes	49,606	(171)	750	6,131	3,076	1,103	798	1,674	13,361	62,967
Provision for income taxes	19,379	(129)	(1,511)	(2,962)	2,324	833	2,054	1,265	1,874	21,253

	30,227	(42)	2,261	9,093	752	270	(1,256)	409	11,487	41,714
Noncontrolling interests	(8,847)	—	—	(1,016)	—	—	—	—	(1,016)	(9,863)

Income attributable to Kindred	$21,380	$(42)	$2,261	$8,077	$752	$270	$(1,256)	$409	$10,471	$31,851

Diluted earnings per common share	$0.23									$0.35
Diluted shares used in computing earnings per common share	87,500									87,500

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2017
		Charges
	As reported	RehabCare collection litigation	Litigation contingency	Restructuring charges	Deferred tax asset valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$66,431	$—	$—	$—	$—	$—	$66,431
Hospice	34,761	—	—	—	—	—	34,761

	101,192	—	—	—	—	—	101,192

Hospital division	61,455	—	—	—	—	—	61,455
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,151	—	—	—	—	—	49,151
RehabCare	8,298	(2,243)	—	—	—	(2,243)	6,055

	57,449	(2,243)	—	—	—	(2,243)	55,206

Support center expenses	(60,323)	—	—	—	—	—	(60,323)
Litigation contingency expense	(4,000)	—	4,000	—	—	4,000	—
Restructuring charges	(14,375)	—	—	14,375	—	14,375	—
Building rent	(64,422)	—	—	—	—	—	(64,422)
Equipment rent	(8,537)	—	—	—	—	—	(8,537)
Restructuring charges - rent	(2,125)	—	—	2,125	—	2,125	—
Depreciation and amortization	(24,808)	—	—	—	—	—	(24,808)
Interest, net	(60,441)	—	—	—	—	—	(60,441)

Loss from continuing operations before income taxes	(18,935)	(2,243)	4,000	16,500	—	18,257	(678)
Income tax benefit	(1,225)	(883)	1,574	5,612	(7,140)	(837)	(2,062)

	(17,710)	$(1,360)	$2,426	$10,888	$7,140	$19,094	1,384

Noncontrolling interests	(10,960)						(10,960)

Loss attributable to Kindred	$(28,670)						$(9,576)

Diluted loss per common share	$(0.32)						$(0.11)
Diluted shares used in computing loss per common share	87,597						87,597

	Three months ended September 30, 2016
		Charges
	As reported	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$75,073	$—	$—	$—	$—	$—	$—	$75,073
Hospice	31,326	—	—	—	—	—	—	31,326

	106,399	—	—	—	—	—	—	106,399

Hospital division	83,940	—	—	—	—	—	—	83,940
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,759	—	—	—	—	—	—	49,759
RehabCare	7,524	—	—	—	—	—	—	7,524

	57,283	—	—	—	—	—	—	57,283

Support center expenses	(62,823)	—	3,288	—	—	—	3,288	(59,535)
Impairment charges	(297,276)	297,276	—	—	—	—	297,276	—
Restructuring charges	(22,813)	—	—	22,813	—	—	22,813	—
Transaction costs	(2,982)	—	—	—	1,250	—	1,250	(1,732)
Building rent	(66,946)	—	—	—	272	—	272	(66,674)
Equipment rent	(9,911)	—	—	—	—	—	—	(9,911)
Restructuring charges - rent	(58,650)	—	—	58,650	—	—	58,650	—
Depreciation and amortization	(32,995)	—	—	—	—	—	—	(32,995)
Interest, net	(58,059)	—	—	—	—	—	—	(58,059)

Income (loss) from continuing operations before income taxes	(364,833)	297,276	3,288	81,463	1,522	—	383,549	18,716
Provision for income taxes	283,182	50,637	1,280	31,703	592	(363,132)	(278,920)	4,262

	(648,015)	246,639	2,008	49,760	930	363,132	662,469	14,454
Noncontrolling interests	(9,574)	(288)	—	—	—	—	(288)	(9,862)

Income (loss) attributable to Kindred	$(657,589)	$246,351	$2,008	$49,760	$930	$363,132	$662,181	$4,592

Diluted earnings (loss) per common share	$(7.57)							$0.05
Diluted shares used in computing earnings (loss) per common share	86,869							87,529

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Fourth Quarter and Full Year 2017 Results

February 28, 2018

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Reconciliation of net cash flows provided by operating activities to core operating cash flows and core free cash flows:
Net cash flows provided by operating activities	$67,183	$147,001	$75,695	$188,236
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Transaction, severance, research and development, and retention	20,160	12,822	56,479	30,780
Insurance restructuring costs	10,406	—	10,406	—
Business interruption settlements	—	—	(3,796)	(1,309)
Lease termination fees—restructuring	7,458	4,998	13,389	8,498
Capitalized lender fees related to debt amendment	—	—	5,403	7,375
Other debt refinancing costs (expensed)	—	—	—	917
Litigation	—	—	12,593	132,643

	38,024	17,820	94,474	178,904

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	105,207	164,821	170,169	367,140
Benefit of reduced income tax payments resulting from certain payments (a)	(18,676)	(22,343)	(33,250)	(67,862)
Net cash flows provided by operating activities excluding certain items (core operating cash flows)	86,531	142,478	136,919	299,278
Less routine capital expenditures	(24,006)	(27,349)	(69,806)	(96,052)
Less distributions to noncontrolling interests	(12,854)	(10,745)	(61,226)	(45,985)

Free cash flows excluding certain items (core free cash flows)	$49,671	$104,384	$5,887	$157,241

(a)	The Company did not pay federal and state income taxes (where state unitary or consolidated tax returns are allowed) in 2017 due primarily to the loss associated with the sale of the Company’s skilled nursing facility business. In 2016, the Company did not pay these taxes as a result of a consolidated taxable loss. These cash savings in both years are recognized in GAAP cash flows and offer additional sources of cash when evaluating the Company’s cash flow generating capability before certain payments. The Company anticipates it will have approximately $775 million of federal NOLs that, on a tax effected basis of approximately $160 million, should offset approximately 90% of core book tax estimates until exhausted.

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